CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-117078, 333-131255 and 333-124681) of Brandywine Operating Partnership, L.P. of our report dated March 21, 2006 relating to the financial statements and financial statement schedules, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 21, 2006